                                                                     EXHIBIT 1.1


                      EXFO ELECTRO-OPTICAL ENGINEERING INC.

            (incorporated under the Canada Business Corporations Act)




                       7,000,000 Subordinate Voting Shares






                           FORM OF PURCHASE AGREEMENT










Dated June 29, 2000

                               Table of Contents

PURCHASE AGREEMENT............................................................1
     SECTION 1  Representations and Warranties................................5
           (a)  Representations and Warranties by the Company.................5
                (i)      Compliance with Registration Requirements............5
                (ii)     Compliance with Canadian Prospectus Requirements.....6
                (iii)    Independent Accountants..............................7
                (iv)     Financial Statements.................................8
                (v)      No Material Adverse Change in Business...............8
                (vi)     Good Standing of the Company.........................8
                (vii)    Capitalization.......................................9
                (viii)   Authorization of Agreement..........................10
                (ix)     Authorization and Description of Securities.........10
                (x)      Absence of Defaults and Conflicts...................11
                (xi)     Absence of Labor Dispute............................12
                (xii)    Absence of Proceedings..............................12
                (xiii)   Accuracy of Exhibits................................12
                (xiv)    Possession of Intellectual Property.................12
                (xv)     Absence of Further Requirements.....................13
                (xvi)    Possession of Licenses and Permits..................13
                (xvii)   Title to Property...................................14
                (xviii)  Investment Company Act..............................14
                (xix)    Environmental Laws..................................14
                (xx)     No Stabilization or Manipulation....................15
                (xxi)    Registration Rights.................................15
                (xxii)   Year 2000 Problem...................................15
                (xxiii)  Taxes...............................................16
                (xxiv)   Insurance...........................................16
                (xxv)    Compliance with Laws................................16
                (xxvi)   No Broker...........................................16
                (xvii)   Adequate Accounting.................................16
                (xviii)  Principal Shareholders..............................17
                (xxix)   Non-Arm's Length Transactions.......................17
                (xxx)    Stamp Tax...........................................17
                (xxxi)   Registrar and Transfer Agent........................17
           (b)  Officer's Certificates.......................................18

     SECTION 2. Sale and Delivery to Underwriters; Closing..................18
                (a) Initial Securities......................................18
                (b) Option Securities.......................................18
                (c) Payment.................................................19
                (d) Denominations; Registration.............................19
                (e) Sub-underwriter Notification............................20

     SECTION 3. Covenants of the Company....................................20
                (a) Compliance with Securities Regulations
                      and Commission Requests...............................20
                (b) Filing of Amendments....................................21
                (c) Delivery of Filed Documents.............................21
                (d) Delivery of Prospectuses................................22
                (e) Continued Compliance with Securities Laws...............22
                (f) Blue Sky Qualifications.................................23
                (g) Rule 158................................................23
                (h) Use of Proceeds.........................................24
                (i) Restriction on Sale of Securities.......................24
                (j) Listing.................................................24
                (k) Reporting Requirements..................................25
                (l) PREP Procedures and Rule 424(b).........................25
                (m) Translation Opinions....................................25
                (n) Translation Opinions--Financial Statements..............26
                (o) Lock-Up Agreements......................................26
                (p) Press Releases and Press Conferences....................26

     SECTION 4. Payment of Expenses.........................................26
                (a) Expenses................................................26
                (b) Termination of Agreement................................27

     SECTION 5. Conditions of Underwriters' Obligations.....................28
                (a) Effectiveness of Registration Statement.................28
                (b) Opinion of Canadian Counsel for Company.................28
                (c) Opinion of U.S. Counsel for Company.....................29
                (d) Opinion of Canadian Counsel for Underwriters
                      and the Sub-underwriter...............................29
                (e) Opinion of U.S. Counsel for Underwriters
                      and the Sub-underwriter...............................30
                (f) Opinion of In-house Counsel.............................30
                (g) Opinion of Swiss Counsel for the Company................30
                (h) Opinion of French Counsel for the Company...............31
                (i) Opinions of Patent Counsel..............................31
                (j) Officers' Certificate...................................31
                (k) Accountant's Comfort Letter.............................32
                (l) Bringdown Comfort Letter................................32
                (m) No Objection............................................32


                (n) Lock-Up Agreements........................................32
                (o) Approval of Listing.......................................33
                (p) Capital Reorganization....................................33
                (q) Escrow Agreement..........................................33
                (r) Conditions to Purchase of Option Securities...............33
                    (i)    Opinion of Canadian Counsel for Company............33
                    (ii)   Opinion of U.S. Counsel for Company................33
                    (iii)  Opinion of Canadian Counsel for Underwriters
                             and the Sub-underwriter..........................34
                    (iv)   Opinion of U.S. Counsel for Underwriters
                             and the Sub-underwriter..........................34
                    (v)    Opinion of In-house Counsel........................34
                    (vi)   Opinion of Swiss Counsel to the Company............34
                    (vii)  Opinion of French Counsel to the Company...........34
                    (viii) Opinions of Patent Counsel.........................34
                    (ix)   Officers' Certificate..............................34
                    (x)    Bring-down Comfort Letter..........................35
                (s) Additional Documents.....................................35
                (t) Termination of Agreement.................................35

     SECTION 6. Indemnification..............................................36
                (a) Indemnification of Underwriters and the Sub-underwriter..36
                (b) Indemnification of Company, Directors and Officers.......38
                (c) Actions against Parties; Notification....................38
                (d) Settlement without Consent if Failure to Reimburse.......39
                (e) Indemnification for Reserved Securities..................39

     SECTION 7. Contribution.................................................40

     SECTION 8. Representations, Warranties and Agreements
                  to Survive Delivery........................................42

     SECTION 9. Termination of Agreement.....................................42
                (a) Termination; General.....................................42
                (b) Liabilities..............................................43
     SECTION 10. Default by One or More of the Underwriters..................43

     SECTION 11. Agent for Service; Submission to Jurisdiction;
                   Waiver of Immunities......................................44

     SECTION 12. Notices.....................................................44

     SECTION 13. Parties.....................................................45

     SECTION 14. GOVERNING LAW AND TIME......................................45

     SECTION 15. Effect of Headings..........................................45

SCHEDULES

     Schedule A - List of Underwriters..................................Sch A-1
     Schedule B - Pricing Information...................................Sch B-1

     Schedule C - List of Persons and Entities Subject to Lock-up....... Sch C-1
     Schedule I - Certificate........................................... Sch I-1

EXHIBITS

     Exhibit A - Form of Opinion of Company's Canadian Counsel............  A-1
     Exhibit B - Form of Opinion of Company's U.S. Counsel................  B-1
     Exhibit C - Form of Opinion of Company's In-house Counsel............  C-1
     Exhibit D - Form of Opinion of Swiss Counsel for the Company.........  D-1
     Exhibit E - Form of Opinion of French Counsel for the Company........  E-1
     Exhibit F - Form of Opinion of Company's Patent Counsel..............  F-1
     Exhibit G - Form of Lock-up Letter...................................  G-1


                      EXFO ELECTRO-OPTICAL ENGINEERING INC.
            (incorporated under the Canada Business Corporations Act)



                       7,000,000 Subordinate Voting Shares



                               PURCHASE AGREEMENT

                                                                   June 29, 2000

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
          Incorporated
RBC Dominion Securities Inc.
Wit SoundView Corporation
CIBC World Markets Inc.
          as Representatives of the several Underwriters
c/o Merrill Lynch & Co.
          Merrill Lynch, Pierce, Fenner & Smith
               Incorporated
          World Financial Center, North Tower
          250 Vesey Street, 6th Floor
          New York, NY 10281-1209

Ladies and Gentlemen:

     EXFO Electro-Optical Engineering Inc., a company incorporated under the Canada Business Corporations Act (the "Company") confirms its agreement with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch"), and each of the other Underwriters named in Schedule A hereto (collectively, the "Underwriters", which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Merrill Lynch, RBC Dominion Securities Inc., Wit SoundView Corporation and CIBC World Markets Inc. are acting as representatives (in such capacity, the "Representatives"), with respect to the issue and sale by the Company and the purchase by the

Underwriters, acting severally and not jointly, of the respective numbers of Subordinate Voting Shares, without par value, of the Company ("Subordinate Voting Shares") set forth in said Schedule A and with respect to the grant by the Company to the Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of 1,050,000 additional Subordinate Voting Shares to cover over-allotments, if any. The aforesaid 7,000,000 Subordinate Voting Shares (the "Initial Securities") to be purchased by the Underwriters and all or any part of the 1,050,000 Subordinate Voting Shares subject to the option described in Section 2(b) hereof (the "Option Securities") are hereinafter called, collectively, the "Securities".

     The Company understands that the Underwriters propose to make a public offering of the Securities in the United States and in each of the provinces of Canada upon the terms set forth in the U.S. Prospectus (as defined below) and the Canadian Prospectus (as defined below) as soon as the Underwriters deem advisable after this Agreement has been executed and delivered.

     The Company and the Underwriters agree that up to 490,000 shares of the Initial Securities to be purchased by the Underwriters (the "Reserved Securities") shall be reserved for sale by the Underwriters to certain eligible employees and persons having business and other relationships with the Company, as part of the distribution of the Securities by the Underwriters, subject to the terms of this Agreement, the applicable rules, regulations and interpretations of the National Association of Securities Dealers, Inc. and all other applicable laws, rules and regulations. To the extent that such Reserved Securities are not orally confirmed for purchase by such eligible employees and persons having business and other relationships with the Company by the end of the first business day after the date of this Agreement, such Reserved Securities may be offered to the public as part of the public offering contemplated hereby.

     The Company has prepared and filed with the U.S. Securities and Exchange Commission (the "Commission") a registration statement on Form F-1 (No. 333-38956) covering the registration of the Securities under the U.S. Securities Act of 1933, as amended (the "1933 Act"), including the related U.S. Preliminary Prospectuses (as defined below) or U.S. Prospectus. Promptly after execution and delivery of this Agreement, the Company will either (i) prepare and file a U.S. prospectus in accordance with the provisions of Rule 430A ("Rule 430A") of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations") and paragraph (b) of Rule 424 ("Rule 424(b)") of the 1933 Act Regulations or (ii) if the Company has elected to rely upon Rule 434 ("Rule 434") of the 1933 Act Regulations, prepare and file a term sheet (a "Term Sheet") in accordance with the provisions of Rule 434 and Rule 424(b). The information included in such U.S. prospectus or in such Term Sheet, as the case may be, that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective (a) pursuant to paragraph (b) of Rule 430A is referred to as "Rule 430A Information" or (b) pursuant to paragraph (d) of Rule 434 is referred to as "Rule 434 Information." Each prospectus used before such registration statement became effective, and any prospectus that omitted, as applicable, the Rule 430A Information or the Rule 434 Information, that was used after such effectiveness and prior to the execution and delivery of this Agreement, is herein called a "U.S. Preliminary Prospectus." Such registration statement, including the exhibits thereto and schedules thereto at the time it became effective and including the Rule 430A Information and the Rule 434 Information, as applicable, is herein called the "Registration Statement." Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein referred to as the "Rule 462(b) Registration Statement," and after such filing the term "Registration Statement" shall include the Rule 462(b) Registration Statement. The final prospectus in the form first furnished to the Underwriters for use in connection with the offering of the Securities in the United States is herein called the "U.S. Prospectus." If Rule 434 is relied on, the term "U.S. Prospectus" shall refer to the preliminary prospectus dated June 9, 2000 together with the Term Sheet and all references in this Agreement to the date of the U.S. Prospectus shall mean the date of the Term Sheet. For purposes of this Agreement, all references to the Registration Statement, any U.S. Preliminary Prospectus, the U.S. Prospectus or any Term Sheet or any amendment or supplement to any of the foregoing shall be deemed to include the copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

     The Company has also prepared and filed with the Commission des valeurs mobilieres du Quebec (the "Reviewing Authority") and the provincial securities regulatory authorities (the "Qualifying Authorities") in each of the provinces of Canada (the "Qualifying Provinces") a preliminary long-form prospectus relating to the Securities (in the English and French languages, as applicable, the "Canadian Preliminary Prospectus") covering the distribution of the Securities under applicable Canadian securities legislation. The Reviewing Authority has been assigned to the Company as the designated jurisdiction regulating the offering of the Securities. In addition, the Company (A) has prepared and filed with the Reviewing Authority and the Qualifying Authorities, a final long-form prospectus relating to the Securities (in the English and French languages, as applicable, the "Final PREP Prospectus") omitting the PREP Information (as hereinafter defined) in accordance with the rules and procedures established pursuant to Canadian National Policy Statement No. 44 and similar procedures under the securities legislation of the Province of Quebec, as amended by proposed National Instrument 44-103 entitled "Post Receipt Pricing" for the pricing of securities after the final receipt for a prospectus has been obtained (the "PREP Procedures"), and (B) will prepare and file, promptly after the execution and delivery of this Agreement, with the Reviewing Authority and the Qualifying Authorities, in accordance with the PREP Procedures, a supplemental prospectus setting forth the PREP Information (in the English and French languages, as applicable, the "Supplemental PREP Prospectus"). The information, if any, included in the Supplemental PREP Prospectus that is omitted from the Final PREP Prospectus for which a receipt has been obtained from the Reviewing Authority on behalf of itself and the Qualifying Authorities but that is deemed under the PREP Procedures to be incorporated by reference into the Final PREP Prospectus as of the date of the Supplemental PREP Prospectus is referred to herein as the "PREP Information." Each prospectus relating to the Securities used in Canada (1) before a receipt for the Final PREP Prospectus had been obtained from the Reviewing Authority on behalf of itself and the Qualifying Authorities or (2) after such receipt had been obtained and prior to the execution and delivery of this Agreement, that omits the PREP Information, is herein called a "Canadian Preliminary Prospectus." The Final PREP Prospectus for which a receipt has been obtained from the Reviewing Authority on behalf of itself and the Qualifying Authorities is herein referred to as the "Canadian Prospectus,"except that, if, after the execution of this Agreement, a Supplemental PREP Prospectus containing the PREP Information is thereafter filed with the Reviewing Authority and the Qualifying Authorities, the term "Canadian Prospectus"shall refer to such Supplemental PREP Prospectus. Any amendment to the Canadian Prospectus, any amended or supplemental prospectus or auxiliary material, information, evidence, return, report, application, statement or document that may be filed by or on behalf of the Company under the securities laws of the Province of Quebec or the Qualifying Provinces prior to the Closing Time (as hereinafter defined) or, where such document is deemed to be incorporated by reference in the Final PREP Prospectus, prior to the expiry of the period of distribution of the Securities, is referred to herein collectively as the "Supplementary Material." For the purposes of this Agreement, all references to the Canadian Preliminary Prospectus, Final PREP Prospectus, Supplemental PREP Prospectus and Canadian Prospectus shall be deemed to include the copy thereof filed with the Reviewing Authority and the Qualifying Authorities pursuant to the System for Electronic Document Analysis and Retrieval ("SEDAR"). Each U.S. Preliminary Prospectus and Canadian Preliminary Prospectus is herein called a "preliminary prospectus."

     The Company understands that a portion of the Securities may be offered and sold in a public offering in the Province of Quebec and the Qualifying Provinces conducted through Merrill Lynch Canada Inc., an affiliate of Merrill Lynch (the "Sub-underwriter") and that any other offers and sales of the Securities in Canada by other underwriters shall also be made by affiliates duly qualified and authorized to sell the Securities in Canada pursuant to the Canadian Prospectus. The Sub-underwriter, subject to the terms and conditions set forth herein, agrees and covenants with the Company to use reasonable efforts to sell the Securities in the Province of Quebec and the Qualifying Provinces. Any Securities so sold will be purchased by the Sub-underwriter from Merrill Lynch at the Closing Time at a price equal to the purchase price as set forth in Schedule B hereto or such purchase price less an amount to be mutually agreed upon by the Sub-underwriter and Merrill Lynch, which amount shall not be greater than the underwriting commission as set forth in Schedule B hereto.

SECTION 1.   Representations and Warranties.

(a) Representations and Warranties by the Company. The Company represents and warrants to each Underwriter and the Sub-underwriter as of the date hereof, as of the Closing Time referred to in Section 2(c) hereof, and as of each Date of Delivery (if any) referred to in Section 2(b) hereof, and agrees with each Underwriter and the Sub-underwriter, as follows:

     (i) Compliance with Registration Requirements. Each of the Registration Statement and any Rule 462(b) Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

          At the respective times the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became effective and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), the Registration Statement, the Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and the U.S. Prospectus, any U.S. Preliminary Prospectus and any supplement thereto or prospectus wrapper prepared in connection therewith, at their respective times of issuance and at the Closing Time, complied and will comply in all material respects with any applicable laws or regulations of foreign jurisdictions in which the U.S. Prospectus and such U.S. Preliminary Prospectus, as amended or supplemented, if applicable, are distributed in connection with the offer and sale of Reserved Securities. Neither the U.S. Prospectus nor any amendments or supplements thereto (including any prospectus wrapper), at the time the U.S. Prospectus or any such amendment or supplement was issued and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If Rule 434 is used, the Company will comply with the requirements of Rule 434 and the U.S. Prospectus shall not be "materially different", as such term is used in Rule 434, from the prospectus included in the Registration Statement at the time it became effective. The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or U.S. Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter through the Representatives expressly for use in the Registration Statement or U.S. Prospectus (or any amendment or supplement thereto).

          Each U.S. Preliminary Prospectus and the U.S. Prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, complied when so filed in all material respects with the 1933 Act Regulations and each U.S. Preliminary Prospectus and the U.S. Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

     (ii) Compliance with Canadian Prospectus Requirements. The Company is eligible to use the PREP Procedures by way of an exemption order issued by the Reviewing Authority on June 29, 2000. A receipt has been obtained from the Reviewing Authority on behalf of itself and the Qualifying Authorities in respect of the Final PREP Prospectus and no order suspending the distribution of the Securities has been issued by the Reviewing Authority or any of the Qualifying Authorities. At the time the Registration Statement became effective under the 1933 Act and at all times subsequent thereto up to and including the Closing Time (and if any Option

     Securities are purchased, at the Date of Delivery), the Canadian Prospectus complied and will comply in all material respects with the securities laws applicable in the Province of Quebec as interpreted and applied by the Reviewing Authority (including the PREP Procedures); and each of the Canadian Prospectus, and Supplementary Material or any amendment or supplement thereto, together with each document incorporated therein by reference, constituted and will constitute full, true and plain disclosure of all material facts relating to the Company and the Securities, and did not and will not include an untrue statement of material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties in this subsection shall not apply to statements in or omissions from the Canadian Prospectus or any Supplementary Material made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter through Merrill Lynch or the Sub-underwriter expressly for use in the Canadian Prospectus or any Supplementary Material.

          Each Canadian Preliminary Prospectus and the Canadian Prospectus complied when filed in all material respects with the applicable securities legislation of the Province of Quebec and the Qualifying Provinces and each Canadian Preliminary Prospectus and the Canadian Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with SEDAR.

     (iii) Independent Accountants. The accountants who audited the financial statements included in the U.S. Prospectus and the Canadian Prospectus, are independent public accountants as required by the 1933 Act and the 1933 Act Regulations and are independent with respect to the Company within the meaning of the Canada Business Corporations Act and applicable Canadian securities laws and regulations and policies thereunder.

     (iv) Financial Statements. The financial statements included in the U.S. Prospectus and the Canadian Prospectus, together with the related schedules, if any, and notes, present fairly, in all material respects, the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statements of operations and retained earnings and cash flows of the Company and its consolidated subsidiaries for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles in Canada ("Canadian GAAP") applied on a consistent basis throughout the periods involved, except as may be set forth in the U.S. Prospectus and the Canadian Prospectus, and have been reconciled to generally accepted accounting principles in the United States of America ("U.S. GAAP") in accordance with Item 18 of Form 20-F under the U.S. Securities Exchange Act of 1934, as amended (the "1934 Act"). The selected consolidated financial data and the summary consolidated financial data included in the U.S. Prospectus and the Canadian Prospectus present fairly, in all material respects, the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the U.S. Prospectus and the Canadian Prospectus.

     (v) No Material Adverse Change in Business. Since the respective dates as of which information is given in the U.S. Prospectus, the Canadian Prospectus and the Supplementary Material, except as otherwise stated therein or contemplated thereby, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a "Material Adverse Effect"), (B) there have been no transactions entered into by the Company or any of its subsidiaries other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its share capital.

     (vi) Good Standing of the Company. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of Canada and has the corporate power and authority under such laws to own, lease and operate its properties and to conduct its business as described in the U.S. Prospectus and the Canadian Prospectus; and the Company is not required to be duly qualified or registered as a foreign corporation to transact business in any other jurisdiction in which such qualification or registration may be required by reason of the conduct of business, except where the failure so to qualify or register would not result in a Material Adverse Effect. The following is a list of the Company's subsidiaries (each, a "Material Subsidiary"): GAP Optique S.A., GEXFO Distribution Internationale inc., Nortech Fibronic Inc. (Canada), EXFO Europe S.A.R.L. and EXFO America Inc. Each subsidiary is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all necessary corporate power and authority under such laws to own, lease and operate its properties and to conduct its business as described in the U.S. Prospectus and the Canadian Prospectus; and each Material Subsidiary is not required to be duly qualified or registered as a foreign corporation to transact business in any other jurisdiction in which such qualification or registration may be required by reason of the conduct of business, except where the failure so to qualify or register would not result in a Material Adverse Effect.

     (vii) Capitalization. The authorized, issued and outstanding share capital of the Company is as set forth in the U.S. Prospectus and the Canadian Prospectus under the caption "Description of Share Capital" and in the column entitled "Actual" under the caption "Capitalization" (except for any subsequent issuances pursuant to this Agreement, pursuant to reservations, agreements or employee benefit plans referred to in the U.S. Prospectus and the Canadian Prospectus or pursuant to the capital reorganization referred to in the U.S. Prospectus and the Canadian Prospectus). All of the issued and outstanding shares in the capital of the Company have been duly authorized and validly issued and are fully paid and non-assessable and have been issued in compliance with all U.S. and Canadian securities laws; none of the outstanding shares in the capital of the Company were issued in violation of the preemptive or other similar rights of any shareholder of the Company. Except as disclosed in and or contemplated by the U.S. Prospectus and the Canadian Prospectus and the financial statements of the Company and related notes thereto included in the U.S. Prospectus and the Canadian Prospectus, the Company does not have any options or warrants to purchase, or any pre-emptive rights or other rights to subscribe for or to purchase any securities or obligations convertible into, or any contracts or commitments to issue or sell, any of its share capital or any such options, rights, convertible securities or obligations except for options granted subsequent to the date of the information provided in the U.S. Prospectus and the Canadian Prospectus pursuant to the Company's employee stock option plan disclosed in the U.S. Prospectus and the Canadian Prospectus. The description of the Company's stock option and other stock plans or arrangements, and the options or other rights granted thereunder, as set forth in the U.S. Prospectus and the Canadian Prospectus, accurately and fairly presents the information required to be disclosed with respect to such plans, arrangements, options and rights. Except as disclosed in the U.S. Prospectus and the Canadian Prospectus, to the knowledge of the Company, there are no agreements, arrangements or understandings among or between any shareholder of the Company with respect to the Company or the voting or disposition of the Company's capital stock that will survive the sale of the Securities pursuant to this Agreement. All of the issued and outstanding shares in the capital of each Material Subsidiary have been duly authorized and validly issued and are fully paid and non-assessable and are owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares in the capital of each of the Material Subsidiaries was issued in violation of the preemptive or other similar rights of any shareholder of such Material Subsidiary.

     (viii) Authorization of Agreement. The Company has the corporate power and authority to execute, deliver and perform its obligations under this Agreement and this Agreement has been duly authorized, executed and delivered by the Company, and is enforceable in accordance with its terms, except as rights to indemnification contained herein may be limited by applicable law and except as the enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

     (ix) Authorization and Description of Securities. The Securities to be sold by the Company under this Agreement have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued and fully paid and non-assessable; the Subordinate Voting Shares of the Company conform to all statements relating thereto contained in the U.S. Prospectus and the Canadian Prospectus and such description conforms to the rights set forth in the instruments defining the same; no holder of the Securities will be subject to personal liability solely by reason of being such a holder; and the issuance of the Securities is not subject to the preemptive or other similar rights of any shareholder of the Company.

     (x) Absence of Defaults and Conflicts. Neither the Company nor any of its subsidiaries is in violation of its charter document or bylaws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease, license or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any subsidiary is subject (collectively, "Agreements and Instruments") except for such defaults that would not result in a Material Adverse Effect. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and in the U.S. Prospectus and the Canadian Prospectus (including the authorization, issuance, sale and delivery of the Securities and the use of the proceeds from the sale of the Securities as described in the U.S. Prospectus and the Canadian Prospectus under the caption "Use of Proceeds") and compliance by the Company with its obligations hereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to, the Agreements and Instruments (except for such conflicts, breaches or defaults, Repayment Events or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation or conflict with the provisions of the charter document or bylaws of the Company or any subsidiary or any existing applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any subsidiary or any of their assets, properties or operations, except for such violations or conflicts that would not, singly or in the aggregate, result in a Material Adverse Effect. As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any subsidiary.

     (xi) Absence of Labor Dispute. No labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent, and the Company is not aware (without conducting any investigation) of any existing or imminent labor disturbance by the employees of any of its or any subsidiary's principal suppliers, manufacturers, customers or contractors, which, in either case, may reasonably be expected to result in a Material Adverse Effect.

     (xii) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency, governmental instrumentality or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any subsidiary, which is required to be disclosed in the U.S. Prospectus, the Canadian Prospectus or the Supplementary Material (other than as described therein), or which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations hereunder; the aggregate of all pending legal or governmental proceedings to which the Company or any subsidiary is a party or of which any of their respective property or assets is the subject which are not described in the U.S. Prospectus, the Canadian Prospectus or the Supplementary Material, including ordinary routine litigation incidental to the business of the Company, would not reasonably be expected to result in a Material Adverse Effect.

     (xiii) Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement or the U.S. Prospectus and the Canadian Prospectus or to be filed as exhibits to the Registration Statement which have not been so described and filed as required.

     (xiv) Possession of Intellectual Property. Except as disclosed in the U.S. Prospectus and Canadian Prospectus and the Supplementary Material, the Company and its subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, knowhow (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, "Intellectual Property") necessary to carry on the business as now operated by them and as described in the U.S. Prospectus and the Canadian Prospectus, and neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

     (xv) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement, except (A) such as have been already obtained, or as may be required, under the 1933 Act or the 1933 Act Regulations or the securities or blue sky laws of any state, (B) such as have been obtained, or as may be required, under the securities laws and regulations of the Province of Quebec and the Qualifying Provinces and (C) such as have been obtained under the laws and regulations of jurisdictions outside the United States and Canada in which the Reserved Securities are offered.

     (xvi) Possession of Licenses and Permits. Except in each case as would not individually or in an aggregate have a Material Adverse Effect, (A) the Company and its subsidiaries possess such permits, certificates, licenses, approvals, consents and other authorizations (collectively, "Governmental Licenses") issued by the appropriate federal, provincial, state, local or foreign regulatory agencies or bodies necessary to conduct the business as now operated by them and as described in the U.S. Prospectus and the Canadian Prospectus; (B) the Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses; (C) all of the Governmental Licenses are valid and in full force and effect; and (D) neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses.

     (xvii) Title to Property. Other than as described in the U.S. Prospectus and the Canadian Prospectus, the Company and its subsidiaries have good and marketable title to all real property owned by the Company and its subsidiaries and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (A) are described in the U.S. Prospectus and the Canadian Prospectus or (B) do not, singly or in the aggregate, materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company or any of its subsidiaries; and all of the leases and subleases material to the business of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any of its subsidiaries holds properties described in the U.S. Prospectus and the Canadian Prospectus, are in full force and effect, and neither the Company nor any subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease.

     (xviii)   Investment Company Act. The Company is not subject to
     registration or regulation as, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the U.S. Prospectus and the Canadian Prospectus; will not be required to register as an "investment company" as such term is defined in the Investment Company Act of 1940, as amended (the "1940 Act").

     (xix) Environmental Laws. Except as described in the U.S. Prospectus and the Canadian Prospectus and except as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor any of its subsidiaries is in violation of any federal, provincial, state, local, municipal or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common or civil law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, "Hazardous Materials") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, "Environmental Laws"), (B) the Company and its subsidiaries have or are in the process of obtaining all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or, to the knowledge of the Company, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Laws against the Company or any of its subsidiaries and (D) there are no events or circumstances that might reasonably be expected to form the basis of an order for cleanup or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws. The Company does not anticipate any difficulty in obtaining the required permits, authorizations and approvals referred to in
     (B) above.

     (xx) No Stabilization or Manipulation. Neither the Company nor, to its knowledge, any of its officers, directors or affiliates, has taken or will take, directly or indirectly, any action designed to, or that might be reasonably expected to, cause or result in stabilization or manipulation of the price of the Securities.

     (xxi) Registration Rights. Except as described in the U.S. Prospectus and the Canadian Prospectus, there are no persons with registration rights or other similar rights to have any securities registered or qualified for distribution pursuant to the Registration Statement, the Canadian Prospectus or otherwise registered by the Company under the 1933 Act or qualified for distribution under any Canadian provincial securities legislation.

     (xxii) Year 2000 Problem. The Year 2000 Problem as it relates to the Company has been accurately described in the U.S. Prospectus and the Canadian Prospectus in all material respects. The "Year 2000 Problem" as used herein means any significant risk that computer hardware or software used in the receipt, transmission, processing, manipulation, storage, retrieval, retransmission or other utilization of data or in the operation of mechanical or electrical systems of any kind will not, in the case of dates or time periods occurring after December 31, 1999, function at least as effectively as in the case of dates or time periods occurring prior to January 1, 2000.

     (xxiii)   Taxes. Except as would not result in a Material Adverse Effect, the Company and its subsidiaries have filed all necessary United States and Canadian federal, state, provincial, local and foreign income, payroll, franchise, use and other tax returns and has paid all taxes shown as due thereon or with respect to any of its properties or any transactions to which it was a party (except for such taxes, if any, as are being, or will be, contested in good faith and as to which adequate reserves have been provided), and there is no tax deficiency that has been, or to the knowledge of the Company is likely to be, asserted against the Company or any of its subsidiaries or any of their properties or assets that would result in a Material Adverse Effect.

     (xxiv) Insurance. Except as disclosed in the U.S. Prospectus and the Canadian Prospectus, or as otherwise would not have a Material Adverse

     Effect, the Company is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are customary in the business in which it is engaged or proposes to engage; the Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not result in a Material Adverse Effect.

     (xxv) Compliance with Laws. Except as would not have a Material Adverse Effect, the Company and its subsidiaries are in all materials respects in compliance with, and conduct their businesses in conformity with, all applicable U.S. and Canadian federal, state, provincial, local and foreign laws, rules and regulations or any court or governmental agency or body, The Toronto Stock Exchange (the "TSE") or the Nasdaq National Market.

     (xxvi) No Broker. Other than as contemplated by this Agreement, there is no broker, finder or other party that is entitled to receive from the Company any brokerage or finder's fee or other fee or commission as a result of any of the transactions contemplated by this Agreement.

     (xxvii)   Adequate Accounting. The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with Canadian GAAP and to maintain accountability for assets;
     (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.


     (xxviii)   Principal Shareholders. Except as disclosed in writing to the
     Representatives, to the knowledge of the Company, after due inquiry, none of the directors or officers or shareholders of the Company listed under "Principal Shareholders" in the U.S. Prospectus and Canadian Prospectus is or has ever been subject to prior criminal or bankruptcy proceedings in the United States, Canada or elsewhere.

     (xxix) Non-Arm's Length Transactions. To the knowledge of the Company, after due inquiry, except as disclosed in writing to the Representatives or in the U.S. Prospectus and Canadian Prospectus, neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any officer, director, employee or any other person not dealing at arm's length with the Company which is required to be disclosed by applicable securities legislation of the Qualifying Provinces.

     (xxx) Stamp Tax. No stamp duty, registration or documentary taxes, duties or similar charges (except for those paid, or will be paid, by the Company) are payable under the federal laws of Canada or the laws of the Province of Quebec in connection with the creation, issuance, sale and delivery to the Underwriters of the Securities or the authorization, execution, delivery and performance of this Agreement or the resale of Securities by an Underwriter to U.S. residents.

     (xxxi) Registrar and Transfer Agent. CIBC Mellon Trust Company, at its principal offices in Montreal, Toronto and Vancouver, and ChaseMellon Shareholder Services, L.L.C., at its principal office in New York have been duly appointed as the co-registrars and co-transfer agents in respect of the Subordinate Voting Shares of the Company.

(b) Officer's Certificates. Any certificate signed by any officer of the Company or any of its subsidiaries delivered to the Representatives or to counsel for the Underwriters and the Sub-underwriter shall be deemed a representation and warranty by the Company to each Underwriter and the Sub-underwriter as to the matters covered thereby.

SECTION 2.   Sale and Delivery to Underwriters; Closing.

(a) Initial Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company, at the price per share set forth in Schedule B, the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter, plus any additional number of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof.

(b) Option Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriters, severally and not jointly, to purchase up to an additional 1,050,000 Subordinate Voting Shares at the price per share set forth in Schedule B, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities. The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial Securities upon notice by the Representatives to the Company setting forth the number of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (a "Date of Delivery") shall be determined by the Representatives, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time, as hereinafter defined. If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter bears to the total number of Initial Securities, subject in each case to such adjustments as the Representatives in their discretion shall make to eliminate any sales or purchases of fractional shares.

(c) Payment. Payment of the purchase price for, and delivery of certificates for, the Initial Securities shall be made at the offices of Fasken Martineau DuMoulin, 800 Victoria Square, Suite 3400, Montreal, Quebec H4Z 1E9, or at such other place as shall be agreed upon by the Representatives and the Company, at 8:30 A.M. (Eastern time) on the third (fourth, if the pricing occurs after 4:30 P.M. (Eastern Time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Company (such time and date of payment and delivery being herein called "Closing Time").

     In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates for, such Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Representatives and the Company, on each Date of Delivery as specified in the notice from the Representatives to the Company.

     Payment shall be made to the Company by wire transfer of immediately available (same day) funds to a bank account designated by the Company not less than 24 hours prior to Closing Time relevant Date of Delivery against delivery to the Representatives for the respective accounts of the Underwriters of certificates for the Securities to be purchased by them. It is understood that each Underwriter has authorized Merrill Lynch, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Securities and the Option Securities, if any, which it has agreed to purchase. Payment to the Company with respect to Securities the Underwriters have sold or expect to sell in the United States shall be made in U.S. dollars and payment to the Company with respect to Securities the Underwriters have sold or expect to sell in Canada shall be made in Canadian dollars, as set forth in Schedule B hereto. Merrill Lynch, individually and not as representative of the Underwriters or the Sub-underwriter, may (but shall not be obligated to) make payment of the purchase price for the Initial Securities or the Option Securities, if any, to be purchased by any Underwriter or the Sub-underwriter whose funds have not been received by the Closing Time, or the relevant Date of

Delivery, as the case may be, but such payment shall not relieve such Underwriter or the Sub-Underwriter from its obligations hereunder.

(d) Denominations; Registration. Certificates for the Initial Securities and the Option Securities, if any, shall be in such denominations and registered in such names as the Representatives may request in writing at least 48 hours before the Closing Time or the relevant Date of Delivery, as the case may be. The Initial Securities and the Option Securities, if any, will be made available for examination and packaging by the Representatives in The City of New York not later than 10:00 A.M. (Eastern time) on the business day prior to the Closing Time or the relevant Date of Delivery, as the case may be.

(e) Sub-underwriter Notification. The Sub-underwriter shall notify Merrill Lynch at least 48 hours prior to the Closing Time (or Time of Delivery, as applicable) of the number of the Securities to be sold by the Sub-underwriter in the Province of Quebec and the Qualifying Provinces and, subject to the completion of the purchase of the Securities by Merrill Lynch hereunder, Merrill Lynch agrees to sell to the Sub-underwriter, and the Sub-underwriter agrees to purchase from Merrill Lynch, at a price equal to the purchase price set forth in Schedule B hereto or at such purchase price less an amount to be mutually agreed upon by the Sub-underwriter and Merrill Lynch, which amount shall not be greater than the underwriting commission as set forth in Schedule B hereto, such number of the Securities at the Closing Time (or Time of Delivery as applicable).

SECTION 3. Covenants of the Company. The Company covenants with each Underwriter and the Sub-underwriter as follows:

(a) Compliance with Securities Regulations and Commission Requests. The Company will comply with the requirements of the PREP Procedures and Rule 430A or Rule 434, as applicable, and will notify the Representatives promptly, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall have been filed with the Commission or shall have become effective, and when any supplement to the U.S. Prospectus or the Canadian Prospectus or any amended U.S. Prospectus, Canadian Prospectus or any Supplementary Material shall have been filed, (ii) of the receipt of any comments from the Reviewing Authority, any Qualifying Authority or the Commission, (iii) of any request by the Reviewing Authority to amend or supplement the Final PREP Prospectus or the Canadian Prospectus or for additional information, or of any request by the Commission to amend the Registration Statement or to amend or supplement the U.S. Prospectus or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any U.S. preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the institution or, to the knowledge of the Company, threatening of any proceedings for any such purpose, and (v) of the issuance by the Reviewing Authority, any Qualifying Authority or any stock exchange of any order having the effect of ceasing or suspending the distribution of the Securities or the trading (during the period of the distribution of the Securities) in the securities of the Company, or of the institution or, to the knowledge of the Company, threatening of any proceedings for any such purpose. The Company will use every reasonable effort to prevent the issuance of any such stop order or of any order preventing or suspending such use or such order ceasing or suspending the distribution of the Securities or the trading (during the period of the distribution of the Securities) in the Securities of the Company and, if any such order is issued, to obtain the lifting thereof at the earliest possible time.

(b) Filing of Amendments. The Company will not at any time file or make any amendment to the Registration Statement (including any filing under Rule 462(b)), any Term Sheet, any amendment or supplement to the Final PREP Prospectus, or any amendment or supplement to any of the prospectus included in the Registration Statement at the time it becomes effective, the U.S. Prospectus, the Supplemental PREP Prospectus or any Supplementary Material, of which the Representatives shall not have previously been advised and furnished a copy or to which the Representatives or counsel for the Underwriters shall have objected promptly, acting reasonably; provided, however, that this provision shall not prohibit the Company from complying in a timely manner with its disclosure obligations under applicable securities legislation and the requirements of any relevant stock exchange.

(c) Delivery of Filed Documents. The Company has furnished or will deliver to each of the Representatives and counsel for the Underwriters, without charge, a copy of the Canadian Preliminary Prospectus, the Final PREP Prospectus, the Canadian Prospectus and any Supplementary Material, approved, signed and certified as required by the securities laws of the Province of Quebec and the Qualifying Provinces and conformed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein) and signed copies of all consents and certificates of experts. The copies of the Registration Statement and each amendment thereto furnished to the Representatives will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T. The copies of the Canadian Preliminary Prospectus, the Final PREP Prospectus, the Canadian Prospectus and any Supplementary Material and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Province of Quebec and the Qualifying Provinces pursuant to SEDAR.

(d) Delivery of Prospectuses. The Company has delivered to each Underwriter and the Sub-underwriter, without charge, as many copies of each U.S. Preliminary Prospectus and Canadian Preliminary Prospectus and any prospectus wrappers prepared in connection with the distribution of the Reserved Securities as such Underwriter and the Sub-underwriter have reasonably requested, and the Company hereby consents to the use of such copies for the purposes permitted by the 1933 Act and applicable Canadian securities laws. The Company will deliver to each Underwriter and the Sub-underwriter, without charge, during the period when the U.S. Prospectus is required to be delivered under the 1933 Act or the 1934 Act and during the period when the Canadian Prospectus is required to be delivered under the securities laws of the Province of Quebec and the Qualifying Provinces, but no later than the first business day after the date hereof, such number of copies of the U.S. Prospectus and Canadian Prospectus, respectively (each as supplemented or amended) as such Underwriter and the Sub-underwriter may reasonably request. The U.S. Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T. The Canadian Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Province of Quebec and the Qualifying Provinces pursuant to SEDAR.

(e) Continued Compliance with Securities Laws. The Company will comply with the 1933 Act and the 1933 Act Regulations and the securities laws of the Province of Quebec and the Qualifying Provinces so as to permit the completion of the distribution of the securities as contemplated in this Agreement and in the U.S. Prospectus and the Canadian Prospectus. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or the Sub-underwriter or for the Company, acting reasonably, to amend the Registration Statement or amend or supplement the U.S. Prospectus or the Canadian Prospectus in order that the U.S. Prospectus or the Canadian Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, acting reasonably, at any such time to amend the Registration Statement or amend or supplement the U.S. Prospectus or the Canadian Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations or the securities laws of the Province of Quebec and the Qualifying Provinces, the Company will promptly prepare and file with the Commission and/or with the Reviewing Authority and the Qualifying Authorities, subject to Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the U.S. Prospectus or the Canadian Prospectus comply with such requirements, and the Company will furnish to the Underwriters and the Sub-underwriter such number of copies of such amendment or supplement as the Underwriters and the Sub-underwriter may reasonably request. The Underwriters and the Sub-underwriter shall notify, in writing, the Company upon their completion of the distribution of the Securities as contemplated by the U.S. Prospectus or the Canadian Prospectus.

(f) Blue Sky Qualifications. The Company will use its best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representatives may designate and to maintain such qualifications in effect for a period of not less than one year from the effective date of the Registration Statement and any Rule 462(b) Registration Statement subject to any limitations set forth in such laws; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the effective date of the Registration Statement and any Rule 462(b) Registration Statement subject to any limitations set forth in such laws.

(g) Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement (which need not be audited) for the purposes of, and to provide the benefits contemplated by, the last paragraph of
Section 11(a) of the 1933 Act and the 1933 Act Regulations.

(h) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the U.S. Prospectus and the Canadian Prospectus under "Use of Proceeds."

(i) Restriction on Sale of Securities. During a period of 180 days from the date of the U.S. Prospectus and the Canadian Prospectus, the Company will not, without the prior written consent of Merrill Lynch, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of any Subordinate Voting Shares or any securities convertible into or exercisable or exchangeable for Subordinate Voting Shares or file any registration statement under the 1933 Act, other than a registration statement on Form S-8 (or an equivalent registration form then in effect), with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Subordinate Voting Shares, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Subordinate Voting Shares or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Securities to be sold hereunder, (B) any Subordinate Voting Shares issued or options to purchase Subordinate Voting Shares granted pursuant to existing employee plans of the Company referred to in the U.S. Prospectus and the Canadian Prospectus, provided that none of those options shall vest or shares be transferred during the 180 day period referred to in the previous sentence and the Company shall enter stop transfer instructions with its registrar and transfer agent against the transfer of such shares, (C) any Subordinate Voting Shares issued by the Company upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and referred to in the U.S. Prospectus and the Canadian Prospectus, (D) a total of not more than 1,000,000 Subordinate Voting Shares issued by the Company in connection with any strategic acquisition, merger or similar transaction, provided that any such Subordinate Voting Shares issued under this clause (D) shall thereafter be subject to the restrictions set forth in the previous sentence, (E) any securities issuable upon the conversion of a security outstanding on the date hereof and referred to in the U.S. Prospectus and the Canadian Prospectus; and
(F) any securities issuable in connection with the capital reorganization referred to in the U.S. Prospectus and the Canadian Prospectus.

(j) Listing. The Company has obtained the conditional approval of the TSE for the listing of the Subordinate Voting Shares (including the Securities) and will use its best efforts to satisfy any requirements of the TSE to the listing thereof within the time specified in such approval. The Company has obtained the approval (subject to notice of issuance) of the Nasdaq National Market to quote the Subordinate Voting Shares (including the Securities) and will use its best efforts to effect and maintain the quotation of the Subordinate Voting Shares (including the Securities) on the Nasdaq National Market and will file with the Nasdaq National Market all documents and notices required by the Nasdaq National Market.

(k) Reporting Requirements. The Company, during the period when the U.S. Prospectus or Canadian Prospectus is required to be delivered under the 1933 Act or the 1934 Act or under applicable Canadian securities legislation, will file all documents required to be filed by the Company (i) with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the rules and regulations of the Commission thereunder, and (ii) with the Province of Quebec and the Qualifying Provinces in accordance with applicable Canadian securities legislation.

(l) PREP Procedures and Rule 424(b). The Company will take such steps as it deems necessary to ascertain promptly whether the form of Canadian Prospectus containing the PREP Information was received for filing by the Reviewing Authority and the Qualifying Authorities and whether the form of prospectus transmitted for filing pursuant to Rule 424(b) was received for filing by the Commission and, in the event that any such prospectuses were not received for filing, it will promptly file any such prospectus not then received for filing.

(m) Translation Opinions. The Company shall cause Fasken Martineau DuMoulin to deliver to the Underwriters and the Sub-underwriter opinions, dated the date of the filing, of the French language versions of each of the Final PREP Prospectus and the Supplemental PREP Prospectus, to the effect that the French language version of each such prospectus (other than the financial statements and the information set forth under the caption "Capitalization" and the caption "Management's Discussion and Analysis of Financial Condition and Results of Operations" and other financial data contained therein or omitted therefrom) is in all material respects a complete and proper translation of the English versions thereof and is not susceptible of any materially different interpretation with respect to any material matter contained therein. The Company shall cause Fasken Martineau DuMoulin to deliver to the Underwriters and the Sub-underwriter similar opinions as to the French language translation of any information contained in any Supplementary Material, in form and substance satisfactory to the Underwriters and the Sub-underwriter, prior to the filing thereof with the Reviewing Authority.

(n) Translation Opinions--Financial Statements. The Company shall cause PricewaterhouseCoopers LLP to deliver to the Underwriters and the Sub-underwriter opinions, dated the date of the filing, of the French language versions of each of the Final PREP Prospectus and the Supplemental PREP Prospectus, to the effect that the financial statements and other financial data, including the information set forth under the caption "Capitalization" and the caption "Management's Discussion and Analysis of Financial Condition and Results of Operations") contained in the French language version of each such prospectus, together with each document incorporated therein by reference, is in all material respects a complete and proper translation of the English versions thereof and is not susceptible of any materially different interpretation with respect to any material matter contained therein. The Company shall cause PricewaterhouseCoopers LLP to deliver to the Underwriters and the Sub-underwriter similar opinions as to the French language translation of any information contained in any Supplementary Material, in form and substance satisfactory to the Underwriters and the Sub-underwriter, prior to the filing thereof with the Reviewing Authority.

(o) Lock-Up Agreements. The Company will use its best efforts to ensure that those persons listed in Schedule C hereto comply with the conditions contained in the agreements signed by such persons substantially in the form of Exhibit G hereto. The Company will not release any of its officers, directors or shareholders from any lock-up agreements currently existing or hereafter effected without the prior written consent of Merrill Lynch. The Company also will not release any shareholders of the Company from contractual resale restrictions imposed by the Company's Share Purchase Plan for a period of 180 days following this Agreement without the prior written consent of Merrill Lynch.

(p) Press Releases and Press Conferences. Prior to the Closing Time (and if any Option Securities are purchased, to the Date of Delivery), the Company shall not, without the prior consent of Merrill Lynch, issue a press release or hold a press conference with respect to the Company or any of its subsidiaries.

SECTION 4.   Payment of Expenses.

(a) Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) and of each amendment thereto, the preliminary prospectuses, the U.S. Prospectus, the Final PREP Prospectus, the Canadian Prospectus and the Supplementary Material and any amendments or supplements thereto, and the cost of furnishing copies thereof to the Underwriters and the Sub-underwriter,
(ii) the preparation, printing and delivery to the Underwriters and the Sub-underwriter of this Agreement, any Agreement among Underwriters and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, printing, issuance and delivery of the certificates for the Securities to the Underwriters and the Sub-underwriter, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriters or the Sub-underwriter, (iv) the fees and disbursements of the Company's counsel, accountants and other advisors, (v) the qualification of the Securities under applicable securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees of any necessary filings under state law and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the printing and delivery to the Underwriters and the Sub-underwriter of commercial copies of each preliminary prospectus, and Term Sheets and of the U.S. Prospectus and the Canadian Prospectus and any amendments or supplements thereto, (vii) the preparation, printing and delivery to the Underwriters of commercial copies of the

Blue Sky Survey and any supplement thereto, (viii) the fees and expenses of any transfer agent or registrar for the Securities, (ix) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters and the Sub-underwriter in connection with, the review by the National Association of Securities Dealers, Inc. (the "NASD") of the terms of the sale of the Securities, (x) the fees and expenses incurred in connection with the listing of the Securities on the TSE and inclusion of the Securities in the Nasdaq National Market, and (xi) all costs and expenses of the Underwriters and the Sub-underwriter, including the fees and disbursements of counsel to the Underwriters and the Sub-underwriter in connection with matters related to the Reserved Securities which are designated by the Company for sale to employees and others having a business or other relationship with the Company. It is understood, however, that except as provided in this Section 4(a) and Section 4(b) below, the Underwriters and the Sub-underwriter will pay all of their own costs and expenses, including (without limitation) the fees of their counsel.

(b) Termination of Agreement. If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5 or Section 9(a)(i) hereof, the Company shall reimburse the Underwriters and the Sub-underwriter for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters and the Sub-underwriter.

SECTION 5. Conditions of Underwriters' Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company contained in Section 1 hereof or in certificates of any officer of the Company delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

(a) Effectiveness of Registration Statement. The Final PREP Prospectus has been filed with the Reviewing Authority and with the Qualifying Authorities and a receipt obtained therefor and the Registration Statement, including any Rule 462(b) Registration Statement, has become effective under the 1933 Act; and at the Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or, to the Company's knowledge, threatened by the Commission, no order having the effect of ceasing or suspending the distribution of the Securities or the trading in the securities of the Company or any other securities of the Company shall have been issued or proceedings therefor initiated or, to the Company's knowledge, threatened by any securities commission, securities regulatory authority or stock exchange in Canada or the United States, and any request on the part of the Reviewing Authority, any Qualifying Authority or the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters and the Sub-underwriter. A Supplemental PREP Prospectus containing the PREP

Information shall have been filed with the Reviewing Authority and with the Qualifying Authorities in accordance with the PREP Procedures. A prospectus containing the Rule 430A Information shall have been filed with the Commission in accordance with Rule 424(b) (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A) or, if the Company has elected to rely on Rule 434, a Term Sheet shall have been filed with the Commission in accordance with Rule 424(b).

(b) Opinion of Canadian Counsel for Company. At Closing Time, the Representatives shall have received the favorable opinion, dated as of Closing Time, of Fasken Martineau DuMoulin, Canadian counsel for the Company, in form and substance satisfactory to counsel for the Underwriters and the Sub-underwriter, together with signed or reproduced copies of such opinion for each of the Underwriters and the Sub-underwriter to the effect set forth in Exhibit A hereto and to such further effect as counsel to the Underwriters and the Sub-underwriter may reasonably request. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the laws of the Provinces of Quebec, Ontario and British Columbia and the federal laws of Canada applicable therein upon the opinions of counsel satisfactory to counsel for the Underwriters and the Sub-underwriter. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and certificates of public officials, and have made all reasonable assumptions usually found in such opinions.

(c) Opinion of U.S. Counsel for Company. At Closing Time, the Representatives shall have received the favorable opinion dated as of the Closing Time, of Paul, Weiss, Rifkind, Wharton & Garrison, United States counsel for the Company, together with signed or reproduced copies of such opinion for each of the other Underwriters and the Sub-underwriter, in form and substance satisfactory to counsel for the Underwriters and the Sub-underwriter to the effect set forth in Exhibit B hereto and to such further effect as counsel to the Underwriters and the Sub-underwriter may reasonably request. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York, the General Corporation Law of the State of Delaware and the federal law of the United States, upon the opinions of counsel satisfactory to counsel for the Underwriters and the Sub-underwriter. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and certificates of public officials, and have made all reasonable assumptions usually found in such opinions.

(d) Opinion of Canadian Counsel for Underwriters and the Sub-underwriter. At Closing Time, the Representatives shall have received the favorable opinion, dated as of Closing Time, of, Ogilvy Renault, Canadian counsel for the Underwriters and the Sub-underwriter, together with signed or reproduced copies of such opinion for each of the other Underwriters, in form and substance satisfactory to the Representatives. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the laws of the Provinces of Quebec and Ontario and the federal laws of Canada applicable therein upon the opinions of counsel satisfactory to the Representatives. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and certificates of public officials and have made all reasonable assumptions usually found in such opinions.

(e) Opinion of U.S. Counsel for Underwriters and the Sub-underwriter. At Closing Time, the Representatives shall have received the favorable opinion, dated as of Closing Time, of Skadden, Arps, Slate, Meagher & Flom LLP, United States counsel for the Underwriters and the Sub-underwriter, together with signed or reproduced copies of such opinion for each of the other Underwriters, in form and substance satisfactory to the Representatives. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York and the federal law of the United States, upon the opinions of counsel satisfactory to the Representatives. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and certificates of public officials and have made all reasonable assumptions usually found in such opinions.

(f) Opinion of In-house Counsel. At Closing Time, the Representatives shall have received the favorable opinion, dated as of Closing Time, of the Company's In-house Counsel, together with signed or reproduced copies of such letter for each of the other Underwriters, in form and substance satisfactory to counsel for the Underwriters and the Sub-underwriter to the effect set forth in Exhibit C hereto and to such further effect as counsel to the Underwriters and the Sub-underwriter may reasonably request. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the laws of the Province of Quebec and the federal laws of Canada applicable therein, upon the opinions of counsel satisfactory to the Representatives. Such counsel may also state that, insofar as such opinion involves factual matters, he has relied, to the extent he deems proper, upon certificates of public officials.

(g) Opinion of Swiss Counsel for the Company. At Closing Time, the Representatives shall have received the favorable opinion, dated as of the Closing Time of Mtre Pierre Gabus, together with signed or reproduced copies of such opinion for each of the other Underwriters, in form and substance satisfactory to counsel for the Underwriters and the Sub-underwriter to the effect set forth in

Exhibit D hereto and to such further effect as counsel to the Underwriters and the Sub-underwriter may reasonably request. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the laws of Switzerland upon the opinions of counsel satisfactory to counsel for the Underwriters and the Sub-underwriter. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and certificates of public officials, and have made all reasonable assumptions usually found in such opinions.

(h) Opinion of French Counsel for the Company. At Closing Time, the Representatives shall have received the favorable opinion, dated as of the Closing Time of Mtre Philippe Auzas, together with signed or reproduced copies of such opinion for each of the other Underwriters, in form and substance satisfactory to counsel for the Underwriters and the Sub-underwriter to the effect set forth in Exhibit E hereto and to such further effect as counsel to the Underwriters and the Sub-underwriter may reasonably request. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the laws of France upon the opinions of counsel satisfactory to counsel for the Underwriters and the Sub-underwriter. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and certificates of public officials, and have made all reasonable assumptions usually found in such opinions.

(i) Opinions of Patent Counsel. At Closing Time, the Representatives shall have received favorable opinion, dated as of Closing Time, of Thomas Adams & Associes, patent counsel for the Company, together with signed or reproduced copies of such opinions for each of the other Underwriters, in form and substance satisfactory to counsel for the Underwriters and the Sub-underwriter to the effect set forth in Exhibit F hereto and to such further effect as counsel to the Underwriters and the Sub-underwriter may reasonably request. In giving such opinions such counsel may rely, as to all matters governed by the laws of jurisdictions other than the federal laws of the United States and Canada, as applicable, upon the opinions of counsel satisfactory to the Representatives. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and certificates of public officials.

(j) Officers' Certificate. At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the U.S. Prospectus and the Canadian Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Representatives shall have received a certificate of each of the Chief Executive Officer of the Company and the

Chief Financial Officer of the Company, dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time,
(iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time, (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and (v) no order having the effect of ceasing or suspending the distribution of the Securities shall have been issued and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by any securities commission or securities regulatory authority in Canada.

(k) Accountant's Comfort Letter. At the time of the execution of this Agreement, the Representatives shall have received from PricewaterhouseCoopers LLP, a letter dated such date, in form and substance satisfactory to the Representatives together with signed or reproduced copies of such letter for each of the other Underwriters and the Sub-underwriter containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the U.S. Prospectus and the Canadian Prospectus.

(l) Bringdown Comfort Letter. At Closing Time, the Representatives shall have received from PricewaterhouseCoopers LLP, a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (i) of this Section, except that the "specified date" referred to shall be a date not more than three business days prior to Closing Time.

(m) No Objection. The NASD has confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

(n) Lock-Up Agreements. At the date of this Agreement, the Representatives shall have received an agreement substantially in the form set forth in Exhibit G hereto, signed by the persons listed on Schedule C hereto, who represent all of the directors and officers of the Company and all of the shareholders of record of the Company other than those shareholders that are contractually restricted from selling the Company's securities until at least October 21, 2003 pursuant to the Company's Share Purchase Plan referred to in Section 3(o) hereof and under the caption "Management - Share Plan" in the U.S. Prospectus and the Canadian Prospectus.

(o) Approval of Listing. At Closing Time, the Securities shall have been conditionally approved for listing on the TSE, subject only to official notice of issuance. At Closing Time, the Securities shall have been approved for inclusion in the Nasdaq National Market, subject only to official notice of issuance.

(p) Capital Reorganization. At the date of this Agreement, the Company shall have completed the capital reorganization referred to in the U.S. Prospectus and the Canadian Prospectus under "Description of Share Capital."

(q) Escrow Agreement. Contemporaneous with the purchase of the Initial Securities by the Underwriters pursuant to this Agreement, the transactions contemplated by the agreement, dated May 19, 2000 and the agreement, dated June 12, 2000, each among G. Lamonde Investissements Financiers Inc., Fiducie Germain Lamonde, Germain Lamonde, R. Tremblay Investissements Financiers Inc., Fiducie Robert Tremblay, Robert Tremblay, Gexfo Investissements Technologiques Inc. and the Company, shall have been completed.

(r) Conditions to Purchase of Option Securities. In the event that the Underwriters and the Sub-underwriter exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Representatives shall have received:

     (i) Opinion of Canadian Counsel for Company. The favorable opinion of Fasken Martineau DuMoulin, Canadian counsel for the Company, in form and substance satisfactory to counsel for the Underwriters and the Sub-underwriter, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(b) hereof.

     (ii) Opinion of U.S. Counsel for Company. The favorable opinion of Paul, Weiss, Rifkind, Wharton & Garrison, U.S. counsel for the Company, in form and substance satisfactory to counsel for the Underwriters and the Sub-underwriter, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(c) hereof.

     (iii) Opinion of Canadian Counsel for Underwriters and the Sub-underwriter. The favorable opinion of Ogilvy Renault, Canadian counsel for the Underwriters and the Sub-underwriter, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(d) hereof.

     (iv) Opinion of U.S. Counsel for Underwriters and the Sub-underwriter. The favorable opinion of Skadden, Arps, Slate, Meagher & Flom LLP, U.S. counsel for the Underwriters and the Sub-underwriter, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(e) hereof.

     (v) Opinion of In-house Counsel. The favorable opinion of the Company's In-house counsel, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(f) hereof.

     (vi) Opinion of Swiss Counsel to the Company. The favorable opinion of Mtre Pierre Gabus, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(g) hereof.

     (vii) Opinion of French Counsel to the Company. The favorable opinion of Mtre Philippe Auzas, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(h) hereof.

     (viii) Opinions of Patent Counsel. The favorable opinion of Thomas Adams & Associes, patent counsel for the Company, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(i) hereof.

     (ix) Officers' Certificate. A certificate, dated such Date of Delivery, of the Chief Executive Officer of the Company and the Chief Financial Officer of the Company confirming that the certificate delivered at Closing Time pursuant to Section 5(j) hereof remains true and correct as of such Date of Delivery.

     (x) Bring-down Comfort Letter. A letter from PricewaterhouseCoopers LLP, in form and substance satisfactory to the Representatives and dated such Date of Delivery, to the effect that they reaffirm the statements made in the letter furnished to the Representatives pursuant to Section 5(k) hereof, except that the "specified date" in the letter furnished pursuant to this paragraph shall be a date not more than three business days prior to such Date of Delivery.

(s) Additional Documents. At Closing Time, and at each Date of Delivery, counsel for the Underwriters and the Sub-underwriter shall have been furnished with such documents, including certificates as to tax matters, and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Representatives and counsel for the Underwriters and the Sub-underwriter.

(t) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or in the case of any condition to the purchase of Option Securities on a Date of Delivery which is after the Closing Time, the obligations of the several Underwriters and the Sub-underwriter to purchase the relevant Option Securities, may be terminated by the Representatives by notice to the Company at any time at or prior to Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7 and 8 shall survive any such termination and remain in full force and effect.

SECTION 6.   Indemnification.

(a) Indemnification of Underwriters and the Sub-underwriter. The Company agrees to indemnify and hold harmless each Underwriter and the Sub-underwriter and each person, if any, who controls any Underwriter or any Sub-underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

     (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the PREP Information and the Rule 430A Information or Rule 434 Information, as applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or the U.S. Prospectus, the Canadian Prospectus or any Supplementary Material (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

     (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of (A) the violation of any applicable laws or regulations of foreign jurisdictions where Reserved Securities have been offered and (B) any untrue statement or alleged untrue statement of a material fact included in the supplement or prospectus wrapper material distributed in such jurisdictions in connection with the reservation and sale of the Reserved Securities or the omission or alleged omission therefrom of a material fact necessary to make the statements therein, when considered in conjunction with the U.S. Prospectus or Canadian Prospectus or any preliminary prospectus, not misleading;

     (iii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission or in connection with any violation of the nature referred to in Section 6(a)(ii)(A) hereof; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company; and

     (iv) against any and all expense whatsoever, as incurred (including the reasonable fees and disbursements of counsel chosen by Merrill Lynch), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission or in connection with any violation of the nature referred to in
     Section 6(a)(ii)(A) hereof, to the extent that any such expense is not paid under (i) or (iii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter or the Sub-underwriter through the Representatives expressly for use in the Registration Statement (or any amendment thereto), including the PREP Information and the Rule 430A Information or Rule 434 Information, as applicable, or any preliminary prospectus, the U.S. Prospectus or the Canadian Prospectus (or any amendment or supplement thereto); and provided, further, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent that the Company shall sustain the burden of proving that any such loss, liability, claim, damage or expense resulted from the fact that such Underwriter or the Sub-underwriter, in contravention of a requirement of this Agreement or applicable law, sold Securities to a person to whom such Underwriter failed to send or give, at or prior to the Closing Date, a copy of the U.S. Prospectus or Canadian Prospectus, as then amended or supplemented if:
(i) the Company has previously furnished copies thereof (sufficiently in advance of the Closing Date and in sufficient quantity to allow for distribution by the Closing Date) to the Underwriters and the Sub-underwriter and the loss, liability, claim, damage or expense of such Underwriter or the Sub-underwriter resulted from an untrue statement or omission of a material fact contained in or omitted from the U.S. Preliminary Prospectus or Canadian Preliminary Prospectus which was corrected in the U.S. Prospectus or Canadian Prospectus as, if applicable, amended or supplemented prior to the Closing Date and such U.S. Prospectus or Canadian Prospectus, as applicable, was required by law to be delivered at or prior to the written confirmation of sale to such person, and (ii) such failure to give or send such U.S. Prospectus or Canadian Prospectus, as applicable, the Closing Date to the party or parties asserting such loss, liability, claim, damage or expense would have constituted a defense to the claim asserted by such person.

(b) Indemnification of Company, Directors and Officers. Each Underwriter and the Sub-underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement or the Canadian Prospectus, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the PREP Information, the Rule 430A Information or Rule 434 Information, as applicable, or any preliminary prospectus or the U.S. Prospectus, the Canadian Prospectus or any Supplementary Material (or any amendment or supplement thereto), in reliance upon and in conformity with written information furnished to the Company by any Underwriter or the Sub-underwriter through the Representatives expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the U.S. Prospectus, the Canadian Prospectus or any Supplementary Material (or any amendment or supplement thereto).

(c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by Merrill Lynch, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the

Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this
Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by
Section 6(a)(iii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement; provided, that an indemnifying party shall not be liable for any settlement of the nature contemplated by Section 6(a)(iii) effected without its consent if such indemnifying party, prior to the date of such settlement, (i) reimburses such indemnified party in accordance with such request for the amount of such fees and expenses of counsel as the indemnifying party believes in good faith to be reasonable, and (ii) provides written notice to the indemnified party that the indemnifying party disputes in good faith the reasonableness of the unpaid balance of such fees and expenses.

(e) Indemnification for Reserved Securities. In connection with the offer and sale of the Reserved Securities, the Company agrees, promptly upon a request in writing, to indemnify and hold harmless the Underwriters and the Sub-underwriter from and against any and all losses, liabilities, claims, damages and expenses incurred by them as a result of the failure of eligible employees and persons having business or other relationships with the Company to pay for and accept delivery of Reserved Securities which, by the end of the first business day following the date of this Agreement, were subject to a properly confirmed agreement to purchase. The Underwriters and the Sub-underwriter agree to use their reasonable efforts to sell any such Reserved Securities to other purchasers as part of the public offering contemplated hereby and to apply the proceeds from any such sale against any losses, liabilities, claims, damages and expenses incurred by the Underwriters and the Sub-underwriter as a result of the failure of the Reserved Securities participants to pay for and accept delivery of such Reserved Securities.

SECTION 7.   Contribution. If the indemnification provided for in
Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters and the Sub-underwriter on the other hand from the offering of the Securities pursuant to this Agreement or
(ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters and the Sub-underwriter on the other hand in connection with the statements or omissions, or in connection with any violation of the nature referred to in Section 6(a)(ii)(A) hereof, which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

     The relative benefits received by the Company on the one hand and the Underwriters and the Sub-underwriter on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the total underwriting commission received by the Underwriters, in each case as set forth on the cover of the U.S. Prospectus and Canadian Prospectus, or, if Rule 434 is used, the corresponding location on the Term Sheet, bear to the aggregate initial public offering price of the Securities as set forth on such cover.

     The relative fault of the Company on the one hand and the Underwriters and the Sub-underwriter on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the Sub-underwriter and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission or a violation of the nature referred to in Section 6(a)(ii)(A) hereof.

     The Company and the Underwriters and the Sub-underwriter agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters and the Sub-underwriter were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

     Notwithstanding the provisions of this Section 7, no Underwriter and no Sub-underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter or the Sub-underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

     No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     For purposes of this Section 7, each person, if any, who controls an Underwriter or the Sub-underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter or Sub-underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement or the Canadian Prospectus, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The Underwriters' respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Initial Securities set forth opposite their respective names in Schedule A hereto and not joint. The Sub-underwriter's obligation to contribute pursuant to this Section 7 is in proportion to the number of Initial Securities it purchased from Merrill Lynch, Pierce, Fenner & Smith Incorporated.

SECTION 8. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries delivered pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, any Sub-underwriter or controlling person, or by or on behalf of the Company, and shall survive delivery of the Securities to the Underwriters and the Sub-underwriter.

SECTION 9.   Termination of Agreement

(a) Termination; General. The Representatives may terminate this Agreement, by notice to the Company, at any time at or prior to Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the U.S. Prospectus and the Canadian Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company, and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States, the Canadian or international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in U.S., Canadian or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives impracticable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission, the Reviewing Authority, any Qualifying Authority, any other securities commission or securities regulatory authority in Canada or the TSE, or if trading generally on the New York Stock Exchange, the TSE, or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the Reviewing Authority, any Qualifying Authority, any other securities commission or securities regulatory authority in Canada, the NASD or any other governmental authority, or (iv) if a banking moratorium has been declared by either United States federal, New York state or Canadian federal authorities.

(b) Liabilities. If this Agreement is terminated pursuant to this Section 9, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7 and 8 shall survive such termination and remain in full force and effect.

SECTION 10. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at Closing Time or a Date of Delivery to purchase the Securities which it or they are obligated to purchase under this Agreement (the "Defaulted Securities"), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters or the Sub-underwriter, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

(a) if the number of Defaulted Securities does not exceed 10% of the number of Securities to be purchased hereunder, the non-defaulting Underwriters or the Sub-underwriter shall be obligated, each severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters or the Sub-underwriter, or

(b) if the number of Defaulted Securities exceeds 10% of the number of Securities to be purchased on such date, this Agreement or, with respect to any Date of Delivery which occurs after Closing Time, the obligation of the Underwriters to purchase and of the Company to sell the Option Securities to be purchased and sold on such Date of Delivery, shall terminate without liability on the part of any non-defaulting Underwriter or the non-defaulting Sub-underwriter.

     No action taken pursuant to this Section 10 shall relieve any defaulting Underwriter from liability in respect of its default.

     In the event of any such default which does not result in a termination of this Agreement, or in the case of a Date of Delivery which is after the Closing Time, which does not result in a termination of the obligation of the Underwriters to purchase and the Company to sell the relevant Option Securities, as the case may be, either the Representatives or the Company shall have the right to postpone the Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement, the U.S. Prospectus or the Canadian Prospectus or in any other documents or arrangements. As used herein, the term "Underwriter" includes any person substituted for an Underwriter under this
Section 10.

SECTION 11. Agent for Service; Submission to Jurisdiction; Waiver of Immunities. By the execution and delivery of this Agreement, the Company (i) acknowledges that it has, by separate written instrument, irrevocably designated and appointed CT Corporation System (or any successor) (together with any successor, the "Agent for Service"), as its authorized agent upon which process may be served in any suit or proceeding arising out of or relating to this Agreement or the Securities, that may be instituted in any federal or state court in the State of New York, or brought under U.S. federal or state securities laws, and acknowledges that the Agent for Service has accepted such designation, (ii) submits to the jurisdiction of any such court in any such suit or proceeding, and (iii) agrees that service of process upon the Agent for Service (or any successor) and written notice of said service to the Company (mailed or delivered to its General Counsel at its principal office in Vanier, Quebec, Canada) shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding. The Company further agrees to take any and all action, including the execution and filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment of the Agent for Service in full force and effect so long as any of the Securities shall be outstanding.

     To the extent that the Company has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to the Company or its respective property, it hereby irrevocably waives such immunity in respect of its obligations under the above-referenced documents, to the extent permitted by law.

SECTION 12. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representatives c/o Merrill Lynch, Pierce, Fenner & Smith Incorporated at Merrill Lynch Canada Inc., 1250 Rene Levesque Blvd. West, Suite 3100, Montreal, Quebec, Canada H3B 4W8, attention of Kenneth J.C. MacKinnon; notices to the Company shall be directed to it at 465 Godin Avenue, Vanier, Quebec G1M 3G7 (Tel: (418) 683-0211; Fax (418) 683-2170.)

SECTION 13. Parties. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Sub-underwriter, the Company, and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Sub-underwriter, the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters and the Sub-underwriter, the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter or the Sub-underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 14. GOVERNING LAW AND TIME. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 15. Effect of Headings. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriters, the Sub-underwriter and the Company in accordance with its terms.

                                           Very truly yours,

                                           EXFO ELECTRO-OPTICAL ENGINEERING INC.

                                           By:__________________________________
                                              Name:
                                              Title:


CONFIRMED AND ACCEPTED,
as of the date first above written:

MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
RBC Dominion Securities Inc.
Wit SoundView Corporation
CIBC World Markets Inc.

MERRILL LYNCH CANADA INC.

BY:  MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By:__________________________
   Authorized Signatory

For themselves and as Representatives of the other Underwriters named in Schedule A hereto.

                                   SCHEDULE A

                                                                   NUMBER OF
NAME OF UNDERWRITER                                           INITIAL SECURITIES
-------------------                                           ------------------
Merrill Lynch, Pierce, Fenner & Smith Incorporated...........
RBC Dominion Securities Inc..................................
Wit SoundView Corporation....................................
CIBC World Markets Inc.......................................
Total........................................................ ------------------
                                                                   7,000,000
                                                              ------------------

                                   SCHEDULE B

                     EXFO ELECTRO-OPTICAL ENGINEERING INC.
                      7,000,000 Subordinate Voting Shares
                              (without par value)

1.   The initial public offering price per share for the Securities, determined
     as provided in Section 2, shall be US$[     ] per share for [     ]
     Securities initially offered in the United States or Cdn$[      ] (being
     based on the equivalent of the United States dollar price per share based on the noon buying rate in The City of New York for cable transfers in Canadian dollars as certified for customs purposes by the Federal Reserve Bank of New York (the "Noon Buying Rate") on the date hereof) for Securities initially offered in Canada.

2.   The purchase price per share for the Securities sold or expected to be sold in the United States to be paid by the several Underwriters shall be
     US$[      ] being an amount equal to the initial public offering price set
     forth above less US$[      ] per share, representing the underwriting
     commission as set forth in paragraph 3 below; the purchase price per share for the Securities sold or expected to be sold in Canada to be paid by the
     several Underwriters shall be Cdn$[      ], being an amount equal to the
     initial offering price in Canada set forth above less Cdn$[      ] per
     share, representing the underwriting commission as set forth in paragraph 3 below (being based on the equivalent of the corresponding United States dollar amount based on the Noon Buying Rate on the date hereof); provided that the purchase price per share for any Option Securities purchased upon the exercise of the over-allotment option described in Section 2(b) shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities.

3.   The underwriting commission per share payable for the Securities to be paid
     by the Company shall be US$[      ] per share for Securities initially
     offered in the United States or Cdn$[      ] (being based on the equivalent
     of the Noon Buying Rate on the date hereof) for Securities initially offered in Canada.

                                   SCHEDULE C

Claude-Adrien Noel                                   Juan-Felipe Gonzalez
9086-9330 Quebec inc.                                Bruce Bonini
Germain Lamonde                                      Louis Metoyer
Pierre Plamondon                                     Gregory Schinn
9086-9314 Quebec inc.                                Stephen Bull
Etienne Gagnon                                       Michel Arnault
Daniel Gariepy                                       Jean-Francois Boulet
Fiducie Germain Lamonde                              Michael Unger
G. Lamonde Investissements Financiers Inc.           Kimberly Okell
GEXFO Investissements Technologiques inc.            Pierre Marcouiller
Andre Tremblay                                       David A. Thompson